SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K/A-2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2008

TII NETWORK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State of Incorporation)

001-08048		66-0328885
(Commission File No.)		(IRS Employer Identification No.)

141 Rodeo Drive, Edgewood, New York		11717
(Address of Principal Executive Offices)		(Zip Code)

(631) 789-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note

This Amendment is being filed to (a) correct the cover page to reflect the date of the event reported as June 3, 2008 and (b) to file Exhibit 16.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On June 3, 2008, the Company, as recommended by the Audit Committee of the Board of Directors of the Company, dismissed KPMG LLP (“KPMG) as the Company’s principal accountants.

KPMG’s reports on the Company’s consolidated financial statements for the years ended December 31, 2006 and 2007 did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2006 and 2007 and the subsequent interim period through June 3, 2008, there were no (i) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure,which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports, or (ii) reportable events described in Item 304(a)(1)(v) of Regulation S-K. The Company has provided KPMG with a copy of this Report and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company. Such letter is filed as Exhibit 16 to this Report.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
	16	Letter dated June 10, 2008 from KPMG LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TII NETWORK TECHNOLOGIES, INC.
Date: June 30, 2008	By:	/s/ Jennifer E. Katsch
Jennifer E. Katsch,
Vice President-Finance,
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16	Letter dated June 10, 2008 from KPMG LLP.